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Exhibit 17(e)(f)

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

RMR HOSPITALITY AND REAL ESTATE FUND
RMR F.I.R.E. FUND

For the Special Meeting of Shareholders
To be held on [                        ], 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF TRUSTEES

        The undersigned shareholder of RMR Hospitality and Real Estate Fund and/or RMR F.I.R.E. Fund (each, a "Fund" and collectively, the "Funds"), each a Massachusetts business trust, hereby appoints Adam D. Portnoy, Gerard M. Martin and Jennifer B. Clark, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting(s) of shareholders of the Fund(s) to be held on [                        ], 2008, at [9:30 a.m.], Eastern time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting(s) and otherwise to represent the undersigned at the meeting(s) with all powers possessed by the undersigned if personally present at the meeting(s). The undersigned acknowledges receipt of the notice of the special meeting(s) of shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to the meeting(s).

        THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING(S) OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

/X/
Please mark
vote as in
this example.

RMR F.I.R.E. FUND

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR"
PROPOSALS 2(a), 2(b) AND 3 LISTED BELOW

FOR	AGAINST	ABSTAIN

Proposal 2(a) (Preferred and Common Shares):
To approve an Agreement and Plan of Reorganization between RMR F.I.R.E. Fund ("RFR") and RMR Real Estate Income Fund ("New RMR"), the termination of RFR's registration under the Investment Company Act of 1940, as amended (the "1940 Act"), and the dissolution of RFR under applicable state law

☐	☐	☐
FOR	AGAINST	ABSTAIN

Proposal 2(b) (Preferred Shares Only):
To approve an Agreement and Plan of Reorganization between RFR and New RMR, the termination of RFR's registration under the 1940 Act, and the dissolution of RFR under applicable state law

☐	☐	☐
FOR	AGAINST	ABSTAIN

Proposal 3 (Preferred and Common Shares):
To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization between RFR and New RMR as proposed in Proposals 2(a) and 2(b)

☐	☐	☐

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting.
Please be sure to sign and date this Proxy.
Date: , 2008
Signature
Signature (if jointly held)
Title
NOTE: Please sign exactly as your name(s) appear(s) on this proxy. Each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

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  Exhibit 17(e)(f)